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                                                                          (j)(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 19, 2001 relating to the financial statements and financial highlights which appear in the August 31, 2001 Annual Report to Shareholders of the following funds of Goldman Sachs
Trust: Balanced Fund, Growth and Income Fund, CORE Large Cap Value Fund, CORE U.S. Equity Fund, CORE Large Cap Growth Fund, CORE Small Cap Equity Fund, CORE International Equity Fund, Capital Growth Fund, Strategic Growth Fund, Growth Opportunities Fund, Mid Cap Value Fund, Small Cap Value Fund, Large Cap Value Fund, International Equity Fund, European Equity Fund, Japanese Equity Fund, International Growth Opportunities Fund (formerly International Small Cap Fund), Emerging Markets Equity Fund, Asia Growth Fund, and Research Select Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 21, 2001